As filed with the Securities and Exchange Commission on March 13, 2002
                                                  Registration No. 333-_________





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              UnitedGlobalCom, Inc.
                        (f/k/a New UnitedGlobalCom, Inc.)
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                          84-1602895
    (State or Other Jurisdiction of                           (I.R.S. Employer
    Incorporation or Organization)                           Identification No.)


 4643 South Ulster Street, Suite 1300                               80237
           Denver, Colorado                                      (Zip Code)
       Telephone: (303) 770-4001
(Address of Principal Executive Offices)


                             ----------------------

                              UNITEDGLOBALCOM, INC.
                             1993 Stock Option Plan
                             ----------------------


          Frederick G. Westerman                            With Copies to:
          Chief Financial Officer
   4643 South Ulster Street, Suite 1300                  Garth B. Jensen, Esq.
          Denver, Colorado 80237                       Holme Roberts & Owen LLP
         Telephone: (303) 770-4001                     1700 Lincoln, Suite 4100
   (Name, Address, and Telephone Number,                Denver, Colorado 80202
Including Area Code, of Agent for Service)             Telephone: (303) 866-0477


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                          Proposed Maximum      Proposed Maximum
 Title of Securities      Amount to be     Offering Price      Aggregate Offering         Amount of
   to be Registered        Registered       Per Share(1)           Price (1)           Registration Fee
---------------------------------------------------------------------------------------------------------
       Class A             35,255,370(2)       $4.75             $167,463,008              $15,407
     Common Stock
   ($.01 par value)
---------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee for the shares being registered hereby pursuant to Rule 457(h) based on an exercise price of $4.75 per share (the average of the high and low sales price for Class A Common Stock on March 12, 2002, as reported on the Nasdaq National Market).
(2) Includes up to 3,000,000 shares of Class A Common Stock that may be issued upon conversion of an equal number of shares of Class B Common Stock of the Registrant underlying options that may be issued pursuant to the Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the plan information required by Item 1 of
Part I of this Form S-8 and the statement of availability of registrant information and other information required by Item 2 of Part I of this Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     UnitedGlobalCom, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Commission File No. 000-496-58) or the Securities Act of 1933, as amended, as applicable:

     (a) Financial statements of the Company and information that would have appeared in the Company's latest annual report had the Company, during its most recent fiscal year, been a reporting company under Section 13(a) or 15(d) of the Exchange Act, which financial statements and information appear in the Prospectus filed pursuant to Rule 424(b) on January 3, 2002 (the "Prospectus"), and deemed a part of the Company's Registration Statement on Form S-4 (File No. 333-55228).

     (b)  (i)    Form 8-K filed by the Company on January 9, 2002.
          (ii)   Form 8-K filed by the Company on February 1, 2002.
          (iii)  Form 8-K filed by the Company on February 5, 2002

     (c) The information with respect to the Company's Class A Common Stock contained under the heading "Chapter IV, Information About New United, Description of New United Capital Stock" in the Prospectus.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in the document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not Applicable

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of Class A Common Stock registered hereby is being passed upon for the Company by Holme Roberts & Owen LLP, Denver, Colorado.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under specified circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Company's bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware law. The Company's Restated Certificate of Incorporation provides that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and that directors shall not be liable for monetary damages to the Company or its stockholders for breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits elimination or limitation by such liability.

     Article Sixth of the Company's Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of the Company shall not be liable to the Company or any of its stockholders for monetary damages caused by a breach of a fiduciary duty by such director. Article Sixth also provides that no amendment or repeal of such Article shall adversely affect any limitation, right or protection of a director that existed under said Article immediately before the amendment or repeal.

     Article Seventh of the Company's Restated Certificate of Incorporation, as amended, requires the Company to indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who is or is threatened to be made a party to any civil, criminal, administrative, investigative, or other action or proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Article VI of the Company's Bylaws also contains indemnity provisions requiring the Company to indemnify the directors and officers of the Company to the fullest extent provided by the laws of the State of Delaware. Such provisions provide for the payment by the Company, to the fullest extent provided by law, of amounts to cover expenses incurred in a proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnity to repay said amounts if it is later determined that said person is not entitled to be indemnified. The Bylaws also provide that the Company shall have the power to indemnify its employees and other agents as set forth in applicable laws. The Bylaw provisions impose upon the Company the burden of proving that a person is not entitled to indemnification in any particular case and negate certain
presumptions   that  may  otherwise  be  drawn   against  such  person   seeking
indemnification in connection with the termination of actions in certain circumstances. These rights of indemnification are not exclusive of any other rights the person may have under the laws of the State of Delaware, the Company's Bylaws or otherwise. Although not requiring directors' and officers' liability insurance, the Bylaws provide that the Company may purchase insurance to the fullest extent permitted by Delaware General Corporate Law.

     The Company has purchased liability insurance policies covering its officers and directors.

Item 7.  Exemption From Registration Claimed.

     Not Applicable.

Item 8   Exhibits

Exhibit
Number    Description
-------   -----------

 4.1 Restated Certificate of Incorporation of the Company as amended and currently in effect (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Commission File No. 333-82776)).

 4.2 Bylaws of the Company dated December 31, 2001 (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Commission File No. 333-82776)).

 4.3 Specimen Stock Certificate for the Company's Class A Common Stock, par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Commission File No. 333-82776)).

 5.1      Legality opinion of Holme Roberts & Owen LLP.

 23.1     Consent  of  Independent  Public   Accountants--Arthur   Andersen  LLP
          (UnitedGlobalCom, Inc., f/k/a New UnitedGlobalCom, Inc.).

 23.2     The consent of Holme Roberts & Owen LLP is included in Exhibit 5.1.

 24.1     Power of Attorney.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 13th day of March 2002.

                                     UNITEDGLOBALCOM, INC.,
                                     a Delaware corporation

                                     By: /s/ Valerie L. Cover
                                         ---------------------------------------
                                         Valerie L. Cover
                                         Vice President and Controller

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following in the capacities and as of the dates indicated.

             Signatures                             Title                             Date
             ----------                             -----                             ----

                 *                       Chairman of the Board and Chief           March 13, 2002
-------------------------------------    Executive Officer
Gene W. Schneider

                 *                       Chief Financial Officer                   March 13, 2002
-------------------------------------
Frederick G. Westerman

/s/ Valerie L. Cover                     Vice President and Controller             March 13, 2002
-------------------------------------
Valerie L. Cover

                                         Director                                  March __, 2002
-------------------------------------
Robert Bennett

                 *                       Director                                  March 13, 2002
-------------------------------------
Albert M. Carollo

                 *                       Director                                  March 13, 2002
-------------------------------------
John P. Cole, Jr.

                 *                       Director, President and                   March 13, 2002
-------------------------------------    Chief Operating Officer
Michael T. Fries

                 *                       Director                                  March 13, 2002
-------------------------------------
Gary Howard


                                         Director                                  March __, 2002
-------------------------------------
John C. Malone

                 *                       Director                                  March 13, 2002
-------------------------------------
John F. Riordan


                                         Director                                  March ___, 2002
-------------------------------------
Curtis W. Rochelle

                 *                       Director                                  March 13, 2002
-------------------------------------
Mark L. Schneider

                 *                       Director                                  March 13, 2002
-------------------------------------
Tina M. Wildes

/s/ Valerie L. Cover
-------------------------------------
Valerie L. Cover, Attorney-in-fact


                                INDEX TO EXHIBITS

Exhibit
Number    Description
-------   -----------

 4.1 Restated Certificate of Incorporation of the Company as amended and currently in effect (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Commission File No. 333-82776)).

 4.2 Bylaws of the Company dated December 31, 2001 (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Commission File No. 333-82776)).

 4.3 Specimen Stock Certificate for the Company's Class A Common Stock, par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Commission File No. 333-82776)).

 5.1      Legality opinion of Holme Roberts & Owen LLP.

 23.1     Consent  of  Independent  Public   Accountants--Arthur   Andersen  LLP
          (UnitedGlobalCom, Inc., f/k/a New UnitedGlobalCom, Inc.).

 23.2     The consent of Holme Roberts & Owen LLP is included in Exhibit 5.1.

 24.1     Power of Attorney.